Exhibit 99.1

ProSomnus, the Leading Non-CPAP Obstructive Sleep Apnea Therapy, Reports Record Third Quarter 2023 Financial Results

Record quarterly revenue of $7.1 million represents an increase of 41.5% year-over-year and seventh consecutive quarter of sequential revenue growth

PLEASANTON, Calif., November 9, 2023 (GLOBE NEWSWIRE) -- ProSomnus, Inc. (“the Company”) (NASDAQ: OSA), the leading non CPAP Obstructive Sleep Apnea Therapy, today announced financial results for the third quarter ended September 30, 2023.

Recent Business Highlights

•	Generated record revenues of $7.1 million in the quarter, representing an increase of 41.5% year-over-year compared to the third quarter of 2022, and $19.8 million for the nine months ended 2023, representing a 45.7% increase compared to 2022.
•	Completed a $10.4 million financing during the third quarter, the net proceeds from which will fund operations as the company works to achieve cash flow breakeven.
•	Reduced operating expenses 19% sequentially, including a 24% reduction in General and Administrative expenses.
•	Continued to generate and share clinical data, advancing enrollment in the Severe Obstructive Sleep Apnea (SOS) study, while data from the Front Line Obstructive Sleep Apnea Treatment (FLOSAT) study was presented at five medical meetings during the third quarter and new data affirming the efficacy of ProSomnus devices was presented at the IBEDDSSMA and World Sleep congresses.
•	Secured 13485:2016 Certification from Intertek.

“ProSomnus delivered another record setting quarter further establishing ProSomnus as the leading non-CPAP therapy for Obstructive Sleep Apnea. An estimated 3 to 5 million people have OSA, have been diagnosed and have failed, refused, or prefer non-CPAP therapy. We believe our record revenue performance reflects our sales, marketing and medical affairs execution and the growing number of physicians prescribing ProSomnus,” said Len Liptak, ProSomnus Chief Executive Officer. “Looking ahead to the balance of the year and into 2024, we will continue to fine tune our operations with the goal of achieving cash flow breakeven, while continuing to deliver strong top line growth and the best possible therapy for providers and patients.”

Financial Results for the Third Quarter Ended September 30, 2023

Revenue for the three months ended September 30, 2023, totaled $7.1 million, reflecting a 41.5% increase over $5.0 million reported for the same period in 2022. This increase was primarily driven by increased unit volume due to increased sales and marketing investments and mix shift to the new EVO Products. We believe the growth in product sales is attributable to the growing clinical adoption of ProSomnus’s precision devices in both the United States and Europe and positive impacts of the expanded field sales team during the first half of 2023.

The Company’s gross margin remained relatively consistent for the three months ended September 30, 2023, compared to the three months ended September 30, 2022 at 49%. The Company moved into a new manufacturing facility during 2023. The facility quadrupled the Company’s previous capacity and increased overhead costs absorbed into product costs. As volumes increase, the Company expects to be able to leverage the new facility to improve the gross margin.

Sales and marketing expense increased by $0.9 million, or 39.7%, for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. This increase was primarily driven by an increase in personnel expenses due to expansion of the sales team and travel and in-person events.

Research and development expense increased by $0.4 million, or 51.1%, for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. This increase was primarily driven by an increase in headcount-related personnel and research and development.

General and administrative expense increased by $1.8 million, or 117.3%, for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. This increase was driven primarily by professional services and legal fees of $0.9 million, headcount-related personnel costs of $0.6 million, and $0.3 million of various other expenses.

Other income (expense) increased by $4.0 million for the three months ended September 30, 2023, compared to the same prior period as a result of a $2.5 million financing loss and a $1.5 million write-off of debt financing costs in connection with our recent preferred stock financing transaction.

Total other income (expense) increased by $5.6 million for the three months ended September 30, 2023, compared to the same prior period. The increase was primarily driven by the debt extinguishment and other financing losses and costs incurred related to the recent preferred stock financing transaction totaling $13.7 million offset by the recognition of decreases in the fair value of the earnout liability of $3.9 million, our senior and subordinated convertible notes of $3.7 million, and the warrant liability of $0.6 million.

Cash on hand totaled $12.0 million as of September 30, 2023.

Conference Call and Webcast Information

ProSomnus Chief Executive Officer, Len Liptak, and Chief Financial Officer, Brian Dow, will host a conference call at 1:30 pm PT / 4:30 pm ET to discuss the Company’s quarterly financial results and provide financial guidance for the remainder of 2023.

Interested parties may register for the conference call using the following link: [dial-in link]. Participants may alternatively access the live webcast of the conference call by using the following link: [link]. The link will also be posted in the Investor Relations section of the ProSomnus website at News & Events.

About ProSomnus

ProSomnus (NASDAQ: OSA) is the leading non-CPAP OSA therapyTM for the treatment of Obstructive Sleep Apnea, a serious medical disease affecting over 1 billion people worldwide, that is associated with comorbidities including heart failure, stroke, hypertension, morbid obesity, and type 2 diabetes. ProSomnus intraoral medical devices are engineered to precisely track the treatment plan and anatomy for each patient. Non-invasive, patient preferred and easy to use, ProSomnus devices have demonstrated excellent efficacy, safety, adherence, and overall outcomes in a growing body of clinical investigations. ProSomnus precision intraoral devices are FDA-cleared, patented, and covered by commercial medical insurance, Medicare, TRICARE and many Government sponsored healthcare plans around the world, representing over 200 million covered lives. To learn more, visit www.ProSomnus.com.

Important Notice Regarding Forward-Looking Statements

This Press Release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the Company’s expected use of proceeds from its recent financing transaction, the Company’s ability to fine tune its operations, the Company’s ability to achieve operational breakeven, and the Company’s ability to improve gross margins, are forward-looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements, although not all forward-looking statements contain these or similar identifying words.

These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated. Such risks and uncertainties include, but are not limited to: changes in the competitive industries in which the Company operates and variations in operating performance across competitors; changes in laws and regulations affecting ProSomnus’s business; the risk of downturns in the market and ProSomnus’s industry; risks related to the uncertainty of the projected financial information with respect to ProSomnus; risks related to ProSomnus’s limited operating history and history of losses; the timing of expected business milestones; ProSomnus’s ability to implement its business plan and scale its business, which includes the recruitment of healthcare professionals to prescribe and dentists to deliver ProSomnus oral devices; the understanding and adoption by dentists and other healthcare professionals of ProSomnus oral devices for mild-to-moderate OSA; expectations concerning the effectiveness of OSA treatment using ProSomnus oral devices and the potential for patient relapse after completion of treatment; the potential financial benefits to dentists and other healthcare professionals from treating patients with ProSomnus oral devices and using ProSomnus’s monitoring tools; ProSomnus’s potential profit margin from sales of ProSomnus oral devices; ProSomnus’s ability to properly train dentists in the use of the ProSomnus oral devices and other services it offers in their dental practices; ProSomnus’s ability to formulate, implement and modify as necessary effective sales, marketing, and strategic initiatives to drive revenue growth; ProSomnus’s ability to expand internationally; the viability of ProSomnus’s intellectual property and intellectual property created in the future; acceptance by the marketplace of the products and services that ProSomnus markets; government regulations and ProSomnus’s ability to obtain applicable regulatory approvals and comply with government regulations, including under healthcare laws and the rules and regulations of the U.S. Food and Drug Administration; the extent of patient reimbursement by medical insurance in the United States and internationally; and the outcome of any legal proceedings that may be instituted against the Company. A further list and description of risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023, and the Company’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company and its subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

PROSOMNUS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		Three-month period ended
	Sept 30,	June 30,	March 31,	September 30,
	2023	2023	2023	2022
Revenue	$7,071,445	$6,933,910	$5,808,380	$4,997,979
Cost of revenue	3,580,073	3,170,794	2,756,631	2,540,288

Gross profit	3,491,372	3,763,116	3,051,749	2,457,691

Operating expenses
Sales and marketing	3,240,511	3,642,718	2,824,048	2,319,362
Research and development	1,040,065	1,376,036	1,018,969	688,540
General and administrative	3,426,872	4,480,124	3,353,007	1,577,049
Total operating expenses	7,707,448	9,498,878	7,196,024	4,584,951

Loss from operations	(4,216,076)	(5,735,762)	(4,144,275)	(2,127,260)

Other income (expense)
Interest expense	(1,489,286)	(1,240,159)	(1,171,810)	(1,421,702)
Loss on extinguishment of debt	(9,743,043)	0	—	—
Change in fair value of earnout liability	3,880,000	6,700,000	1,500,000	—
Change in fair value of warrant liability	593,621	2,106,398	(842,559)	—
Change in fair value of debt	3,699,737	(802,430)	(1,827,000)	—
Other	(3,963,756)	(123,117)	(406,527)	—
Forgiveness of PPP loans	0	0	—	—
Total other income (expense)	(7,022,727)	6,640,692	(2,747,896)	(1,421,702)

Net income (loss)	$(11,238,803)	$904,930	$(6,892,171)	$(3,548,962)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.70)	$0.06	$(0.43)	$(0.14)
Diluted (1)	$(0.70)	$(0.01)	$(0.43)	$(0.14)
Weighted average shares outstanding:
Basic	16,115,254	16,048,717	16,041,464	24,713,218
Diluted	16,115,254	19,132,318	16,041,464	24,713,218

(1) Diluted net loss per share for the three-month period ended June 30, 2023 includes the effect of the following item: Interest expense and fair value remeasurement of the Senior Convertible Notes

PROSOMNUS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine-month period ended
	September 30,
	2023	2022
Revenue	$19,813,735	$13,601,031
Cost of revenue	9,507,498	6,440,475

Gross profit	10,306,237	7,160,556

Operating expenses
Sales and marketing	9,707,277	6,450,173
Research and development	3,435,070	1,915,521
General and administrative	11,260,003	4,219,938
Total operating expenses	24,402,350	12,585,632

Loss from operations	(14,096,113)	(5,425,076)

Other income (expense)
Interest expense	(3,901,255)	(3,714,777)
Loss on extinguishment of debt	(9,743,043)	(192,731)
Change in fair value of earnout liability	12,080,000	—
Change in fair value of warrant liability	1,857,460	(20,756)
Change in fair value of debt	1,070,307	—
Other	(4,493,400)	—
Forgiveness of PPP loans	0	—
Total other income (expense)	(3,129,931)	(3,928,264)

Net income (loss)	$(17,226,044)	$(9,353,340)

Net income (loss) per share attributable to common stockholders:
Basic	$(1.07)	$(0.38)
Diluted (1)	$(1.07)	$(0.38)
Weighted average shares outstanding:
Basic	16,071,719	24,611,666
Diluted	16,071,719	24,611,666

(1) Diluted net loss per share for the three-month period ended June 30, 2023 includes the effect of the following item: Interest expense and fair value remeasurement of the Senior Convertible Notes

PROSOMNUS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$12,021,908	$6,175,632	$11,560,319	$15,916,141
Accounts receivable, net	3,443,306	3,560,882	2,662,752	2,843,148
Inventory	1,650,097	1,309,982	758,189	639,945
Prepaid expenses and other current assets	557,561	1,162,921	1,571,197	1,846,870
Total current assets	17,672,872	12,209,417	16,552,457	21,246,104
Property and equipment, net	3,739,621	3,265,865	2,994,769	2,404,402
Right-of-use assets, net	8,686,639	9,403,098	8,775,016	9,283,222
Other assets	284,000	345,653	262,913	262,913
Total assets	$30,383,132	$25,224,033	$28,585,155	$33,196,641

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,747,841	$2,072,393	$1,309,656	$2,101,572
Accrued expenses	8,373,482	5,824,193	4,906,746	3,706,094
Equipment financing obligation	55,510	57,457	57,839	58,973
Finance lease liabilities	1,109,899	1,224,442	898,027	1,008,587
Operating lease liabilities	290,869	277,677	329,767	215,043
Total current liabilities	11,577,601	9,456,162	7,502,035	7,090,269

Equipment financing obligation, net of current portion	143,498	167,346	171,984	185,645
Finance lease liabilities, net of current portion	2,226,908	2,480,803	1,917,877	2,081,410
Operating lease liabilities, net of current portion	5,267,969	5,377,154	5,452,282	5,525,562
Senior Convertible Notes at fair value	13,286,405	12,928,404	14,478,000	13,651,000
Subordinated Convertible Notes at fair value	18,720,000	15,225,000	12,079,380	10,355,681
Earnout liability	730,000	4,610,000	11,310,000	12,810,000
Warrant liability	134,043	727,664	2,834,062	1,991,503
Total noncurrent liabilities	40,508,823	41,516,371	48,243,585	46,600,801
Total liabilities	52,086,424	50,972,533	55,745,620	53,691,070

Commitments and contingencies:
Redeemable Series A Convertible Preferred Stock, $0.0001 par value, stated value $1,000; 25,000 shares authorized; 9,526 shares issued and outstanding at September 30, 2023; liquidation preference of $14,289 at September 30, 2023	11,664,989	—	—	—

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 975,000 and 1,000,000 shares authorized at September 30, 2023 and December 31, 2022, respectively, no shares issued and outstanding	—	—	—	—
Common stock, $0.0001 par value, 100,000,000; 16,288,124 and 16,041,464 shares issued and outstanding at September 2023 and December 31, 2022, respectively	1,629	1,606	1,604	1,604
Additional paid-in capital	194,650,729	191,031,730	190,524,697	190,298,562
Accumulated deficit	(228,020,639)	(216,781,836)	(217,686,766)	(210,794,595)
Total stockholders’ deficit	(33,368,281)	(25,748,500)	(27,160,465)	(20,494,429)
Total liabilities and stockholders’ deficit	$30,383,132	$25,224,033	$28,585,155	$33,196,641

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